                          GREENWICH ACQUISITION CORP.
                          a wholly owned subsidiary of
                        WALLACE COMPUTER SERVICES, INC.

                         Has Increased The Price Of Its
                           Offer To Purchase For Cash
                     All Outstanding Shares Of Common Stock
                                       of
                            GRAPHIC INDUSTRIES, INC.
                                       to
                              $21.75 NET PER SHARE
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  THE OFFER HAS NOT BEEN EXTENDED. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
 AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 31, 1997, UNLESS THE
                               OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                October 17, 1997

To Our Clients:

     Enclosed for your consideration are the Supplement, dated October 17, 1997 (the "Supplement"), to the Offer to Purchase, dated October 3, 1997 (the "Offer to Purchase"), and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by Greenwich Acquisition Corp., a Georgia corporation (the "Offeror") and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation (the "Parent"), to purchase all outstanding shares of common stock, par value $.10 per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation (the "Company"), at a purchase price of $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger, dated as of October 12, 1997, among Parent, the Offeror and the Company (the "Merger Agreement"), which amended and restated the Agreement and Plan of Merger, dated as of September 28, 1997, among Parent, the Offeror and the Company. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     Tendering stockholders may continue to use the original Letter of Transmittal previously circulated with the Offer to Purchase or the revised Letter of Transmittal circulated with the Supplement. While the Letter of Transmittal previously circulated with the Offer to Purchase refers only to the Offer to Purchase, stockholders using such document to tender their Shares will nevertheless be deemed to be tendering pursuant to the amended Offer and will receive the increased price per Share described in the Supplement if the Shares are accepted for payment and paid for by the Offeror pursuant to the Offer. Stockholders desiring to tender Shares pursuant to the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase may use the revised Notice of Guaranteed Delivery circulated with the Supplement or the original Notice of Guaranteed Delivery previously circulated with the Offer to Purchase.

     A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE REVISED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $21.75 per Share, net to you in cash without interest.

          2. The Offer is being made for all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, October 31, 1997, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that, together with the Shares and Class B Shares (as defined in the Supplement) subject to the Option (as defined in the Supplement) contained in the Amended and Restated Stockholder Agreement (as defined in the Supplement) (and not then tendered in the Offer), would constitute a majority of the Shares and Class B Shares that in the aggregate are outstanding, determined on a fully diluted basis for all outstanding stock options, the Convertible Debentures (as defined in the Supplement), other securities convertible into Shares or Class B Shares and any other rights to acquire Shares or Class B Shares. The Offer is also subject to the other terms and conditions contained in the Offer to Purchase and the Supplement.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions imposed by Parent or the Offeror or, except as set forth in Instruction 6 of the revised Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

     If you wish to have us tender any or all of the Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase, the Supplement and the related revised Letter of Transmittal and any supplements or amendments thereto. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by Smith Barney Inc. or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            GRAPHIC INDUSTRIES, INC.
                                       BY
                          GREENWICH ACQUISITION CORP.

     The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated October 3, 1997 (the "Offer to Purchase"), as amended and supplemented by the enclosed Supplement thereto dated October 17, 1997 (the "Supplement"), and the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Greenwich Acquisition Corp., a Georgia corporation (the "Offeror") and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $.10 per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation (the "Company").

     This will instruct you to tender to the Offeror the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:* ______

                                                                     SIGN HERE

                                              --------------------------------------------------------
                                              Signature(s)

                                              --------------------------------------------------------
                                              (Print Name(s))
Account Number: ____________
Date: ________________, 1997                  --------------------------------------------------------

                                              --------------------------------------------------------
                                              (Print Address(es))

                                              --------------------------------------------------------
                                              (Area Code and Telephone Number(s))

                                              --------------------------------------------------------
                                              (Taxpayer Identification or
                                              Social Security Number(s))

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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